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                                  EXHIBIT 99.2

                           NON-COMPETITION AGREEMENT

         AGREEMENT, dated as of February 18, 1998, between undersigned individual ("Founder") and The UniMark Group, Inc. (the "Company").

                              W I T N E S S E T H:

         WHEREAS, Founder has been the President, Chief Execuitve Officer and Chairman of the Board of the Company;

         WHEREAS, Founder has resigned his positions as President, Chief Execuitve Officer and Chairman of the Board of the Company;

         WHEREAS, the Company is engaged in the business of processing, distributing and marketing cut fruit and processed fruit products and juice (the "Business");

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

                 (1) Covenant Not to Compete. Founder acknowledges and agrees that for two (2) years from the date hereof (the "Term"), Founder will not, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with the Business, excluding Business relating to Hearts of Palm products. For these purposes, Founder's ownership of (a) securities of a public company not in excess of one percent (1%) of any class of such securities or (b) securities of a private company not in excess of five percent (5%) of any class of such securities shall not be considered to be competition with the Company. In addition, during the Term, Founder agrees to refrain from interfering with the employment relationship between the Company and its employees by soliciting any of such individuals to participate in independent business ventures and agrees, to refrain from soliciting business from any client or prospective client of the Company for Founder or for any entity in which Founder has an interest.

                 It is the desire and intent of the parties that the provisions of this paragraph shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this paragraph shall be adjudicated to be invalid or unenforceable, this paragraph shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made.

                 (2) Payment. In consideration for the covenant not to compete as set forth in Section 1 above, the Company will pay Founder a lump sum amount in cash a equal to $120,000.00 upon execution of this Agreement.





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                 (3)      Confidentiality. Founder agrees that Founder will
         not divulge to anyone (other than the Company or any persons employed or designated by the Company) any knowledge or information of any type whatsoever of a confidential nature relating to the business of the Company or any of its subsidiaries or affiliates, including, without limitation, all type of trade secrets (unless readily ascertainable from public or published information or trade sources). Founder further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without the prior written consent of the Company.

                 (4) Governing Law. This Agreement shall be governed by and construed in accordance with domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

         IN WITNESS WHEREOF, the Company has by its appropriate officer signed this Agreement, and Founder has signed this Agreement, on and as of the date first above written.

                                        THE UNIMARK GROUP, INC.


                                        By:   /s/ RAFAEL VAQUERO BAZAN
                                            ------------------------------------
                                            Rafael Vaquero Bazan
                                            President, Chief Executive Officer
                                            and Director



                                        FOUNDER

                                             /s/ JORN BUDDE
                                            ------------------------------------
                                            Name: Jorn Budde




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